UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 26, 2008
CALIFORNIA WATER SERVICE GROUP
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-13883 (Commission file number)	77-0448994 (I.R.S. Employer Identification Number)

1720 North First Street San Jose, California (Address of principal executive offices)	95112 (Zip Code)
(408) 367-8200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Change in Registrant’s Certifying Accountant.
     (a) Dismissal of independent registered public accounting firm.
     On March 26, 2008, KPMG LLP (“KPMG”) was notified on behalf of the Audit Committee of the Board of Directors of California Water Services Group (the “Company”) that KPMG was dismissed as the Company’s principal auditor.
     The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended December 31, 2007 and 2006 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:
     KPMG’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2007 and 2006, contained separate paragraphs stating that “As discussed in Note 2 to the consolidated financial statements, effective January 1, 2007, California Water Service Group adopted the provisions of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109.
     Also, as discussed in Note 2 to the consolidated financial statements, effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), Share-Based Payment, and effective December 31, 2006, the Company adopted the initial funded status recognition and disclosure provisions of SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an Amendment of FASB Statements No. 87, 88, 106, and 132(R). In addition, the Company changed its method for quantifying errors in its financial statements in 2006.”
     The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2007 and 2006 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
     The termination, which was effective as of March 26, 2008, was approved by the Company’s Audit Committee.
     During the Company’s two most recent fiscal years ended December 31, 2007 and 2006 and through March 26, 2008, the Company did not have any disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Also during this period, there have been no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K. A letter from KPMG is attached as Exhibit 16.1 to this Form 8-K.
     (b) Engagement of new independent registered public accounting firm.
     On March 4, 2008 the Audit Committee issued a request for proposal to determine the Company’s auditor for the year ending December 31, 2008. As a result of this process, the Audit Committee decided to select Deloitte & Touche LLP (“Deloitte”) as the Company’s auditor for the year ending December 31, 2008, subject to Deloitte’s customary client acceptance procedures.
     The Company did not engage Deloitte in any prior consultations during the Company’s fiscal years ended December 31, 2006 or December 31, 2007, or the subsequent period through the date of the filing of this current report on Form 8-K regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements; or (b) any matter that was the subject of either a disagreement or a reportable event (as defined in Item 304(a)(1)(v), respectively, of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.
     We hereby furnish the following exhibits with this report:

Exhibit No.	Description

16.1	Letter from KPMG to the Securities and Exchange Commission dated March 31, 2008.

99.1	Press Release issued March 31, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP
Date: March 31, 2008	By:	/s/ Martin A. Kropelnicki
		Name:	Martin A. Kropelnicki
		Title:	Vice President, Chief Financial Officer and Treasurer